Exhibit 99.1

Planar Announces Fiscal Fourth Quarter and Full Year 2011 Financial Results

Company reports 32 percent growth in digital signage product sales in fiscal 2011

BEAVERTON, Ore. – November 3, 2011 – Planar Systems, Inc. (NASDAQ: PLNR), a worldwide leader in specialty display solutions, recorded sales of $51.1 million and GAAP loss per share of $0.07 in its fourth fiscal quarter ended September 30, 2011. On a Non-GAAP basis (see reconciliation table), income per share was $0.01 in the fourth quarter of fiscal 2011. Sales for fiscal year 2011 were $186.5 million and GAAP loss per share was $0.24. On a Non-GAAP basis income per share was $0.05 in fiscal 2011.

“I am pleased that we were able to deliver sales growth and Non-GAAP profits for the full fiscal year as well as exceed our revenue and Non-GAAP profit expectations for the fourth quarter,” said Gerry Perkel, Planar’s President and Chief Executive Officer. “Our fastest growing product line, the Clarity Matrix super narrow bezel LCD video wall offering, is making significant inroads in a number of digital signage applications in a variety of large market segments such as retail, corporate, higher education, sports arenas and stadiums, and hospitality. Customers value our unique approach as well as our innovative architecture and we believe this product line will continue to grow significantly in fiscal 2012.”

FOURTH QUARTER BUSINESS HIGHLIGHTS

•

Sales of Planar digital signage products totaled $11.4 million, and represented 22% of total revenue and 15% growth compared with the fourth quarter of the previous fiscal year, led by sales of Clarity Matrix (LCD video wall systems) which increased 290% compared to the same period in fiscal 2010

•

Revenue growth occurred in 2 of the 3 geographical regions compared with the fourth quarter of last year, with the Americas declining 8%, Europe, the Middle East and Africa (EMEA) up 63% and Asia Pacific up 61%

•	The Clarity™-brand rear projection video wall cube sales grew 31% compared with the fourth quarter of last year, with the majority of the growth coming from the EMEA and Asia Pacific regions

•	Sales of Runco® high-end home products increased 24% compared with the same period a year ago, with growth coming from both projection and flat panel offerings

•	Sales of Planar’s PT Series™ touch monitors increased 36% compared with the fourth quarter of 2010, due in part to weaker sales in the year ago period

•	Launched the PS Series™; a new line of low-cost commercial LCD displays for digital signage applications

FISCAL YEAR 2011 BUSINESS HIGHLIGHTS

•	Overall sales growth of 6.2% to $186.5 million, the highest level of annual organic sales growth in 8 years

•

Sales of Planar digital signage products totaled $39.5 million, and represented 21% of total revenue and 32% growth compared with the previous fiscal year, led by sales of Clarity Matrix (LCD video walls) which increased 180% compared to fiscal 2010

•	Revenue growth occurred in all 3 geographical regions compared with last year, with the Americas up slightly, EMEA up 12% and Asia Pacific up 49%

•	Rear-projection video wall cube sales, including Clarity LED series and Indisys™ processing, grew 23% compared with fiscal 2010, with especially strong growth in the Asia Pacific region

•	Sales of touch monitors increased 13% compared with fiscal 2010

•	Achieved the highest level of Non-GAAP EPS, $0.05, in 5 years

•	Recorded $3.2 million of Non-GAAP EBITDA for the full fiscal year

FOURTH QUARTER FISCAL 2011 RESULTS

The Company’s total sales for the fourth quarter of fiscal 2011 increased 6 percent compared with the same period a year ago. The increase was primarily driven by rising sales of Clarity Matrix LCD video wall products, rear projection video wall cubes, touch monitors and high-end home products, partially offset by declining sales of custom AMLCD displays, due primarily to the timing of customer rollouts and requests to push out planned deliveries into future quarters.

The Company’s consolidated gross margins (on a Non-GAAP basis) were 26.8 percent in the fourth quarter of 2011, up from 26.6 percent in the fourth quarter of 2010 (see reconciliation table). The increase in gross margin, as a percent of sales, from the previous year was primarily due to sales of a more favorable mix of higher margin products including digital signage displays and rear projection cubes which more than offset the decline in custom AMLCD displays. Total operating expenses (on a Non-GAAP basis) for the fourth quarter of 2011 increased approximately $1.9 million to $13.4 million compared with the same quarter a year ago, primarily driven by increased sales and marketing expenses. Consistent with prior quarters, the Company has increased sales and marketing headcount as well as marketing program spending, largely focused on pursuing increased sales of its growing digital signage products. The Company recorded a $1.1 million net restructuring GAAP charge in connection with the implementation of a new organizational structure designed to better align the Company’s resources with the overall growth strategy focused on selling a higher mix of digital signage products going forward.

BUSINESS OUTLOOK

Looking forward, the Company is planning for annual revenue growth in excess of 10 percent per year over the next 3-4 years, driven primarily by growth in sales of digital signage products, which the Company believes will grow 30 percent per year for the next several years. Over the longer term, the Company believes this planned double digital total revenue growth will yield both gross margin expansion and leverage across the operating expense base on a percentage of sales basis. As a result, the Company is planning for a long term (fiscal 2015) business model of 4 to 6 percent operating income as a percent of total revenue.

In the near term, the Company plans to continue to add resources to support its growth strategy. The Company currently anticipates revenue for the first quarter of fiscal 2012 in the range of $47-49 million, which represents 15 percent revenue growth when compared to the first quarter of fiscal 2011 at the mid-point of the range. This anticipated sequential revenue decline in the seasonally softer first quarter combined with the expected increase in operating expenses noted above, are expected to result in a Non-GAAP loss between $0.01 and $0.04 per share for the first quarter of fiscal 2012.

Results of operations and the business outlook will be discussed in a conference call today, November 3, 2011, beginning at 2:00 PM Pacific Time. The call can be heard via the Internet through a link on Planar’s website, www.planar.com, or through numerous other investor sites, and will be available for replay until December 3, 2011. The Company intends to post on its website a transcript of the prepared management commentary from the conference call shortly after the conclusion of the call.

ABOUT PLANAR

Planar Systems Inc. (NASDAQ: PLNR) is a global leader in digital display technology providing premier solutions for the world’s most demanding environments. Retailers, educational institutions, government agencies, businesses, utilities and energy firms, and home theater enthusiasts all depend on Planar to provide superior performance when image experience is of the highest importance. Planar solutions are used by the world’s leading organizations in applications ranging from digital signage to simulation and from interactive kiosks to large-scale data visualization. Founded in 1983, Planar is headquartered in Oregon, USA, with offices, manufacturing partners, and customers worldwide. For more information, visit www.planar.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 relating to Planar’s business operations and prospects, including statements relating to the Company’s expected levels of revenue and revenue growth, gross margin levels and expansion of gross margin, operating expense levels, levels of operating income and revenue levels and Non-GAAP loss for the first quarter of fiscal 2012, the long-term target business model (FY15) and the other statements made under the heading “Business Outlook,”. These statements are made pursuant to the safe harbor provisions of the federal securities laws. These and other forward-looking statements, which may be identified by the inclusion of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “goal” and variations of such words and other similar expressions, are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Many factors, including the following, could cause actual results to differ materially from the forward-looking statements: poor or further weakened domestic and international business and economic conditions; changes or continued reductions in the demand for products in the various display markets served by the Company; any delay in the timing of customer orders or the Company’s ability to ship product upon receipt of a customer order; the extent and timing of any additional expenditures by the Company to address business growth opportunities; any inability to reduce costs or to do so quickly enough, in either case, in response to reductions in revenue; adverse impacts on the Company or its operations relating to or arising from any inability to fund desired expenditures, including due to difficulties in obtaining necessary financing; changes in the flat-panel monitor industry; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or the ability to keep pace with technological changes; technological advances; shortages of manufacturing capacity from the Company’s third-party manufacturing partners or other interruptions in the supply of components the Company incorporates in its finished goods including as a result of natural disasters like the recent earthquakes and tsunami in Japan; future production variables resulting in excess inventory and other risk factors listed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (SEC). The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

MEDIA CONTACTS: Kim Brown Planar Systems, Inc. 503.748.6724 kim.brown@planar.com	INVESTOR CONTACTS: Ryan Gray Planar Systems, Inc. 503.748.8911 ryan.gray@planar.com

Note Regarding the Use of Non-GAAP Financial Measures:

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the Company’s earnings release contains Non-GAAP financial measures that exclude share-based compensation and the requirements of Topic 718 of the FASB Accounting Standards CodificationTM, “Compensation-Stock Compensation”. The Non-GAAP financial measures also exclude impairment and restructuring charges, the amortization of intangible assets related to previous acquisitions, various tax charges including the valuation allowance against deferred tax assets, the gain or loss on foreign currency due to the non-cash nature of the charge, and various other adjustments. The Non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the Non-GAAP financial measures to the most directly comparable GAAP financial measures.

Planar Systems, Inc.

Consolidated Statement of Operations

(In thousands, except per share amounts)

(unaudited)

	Three months ended		Twelve months ended
	Sept. 30, 2011	Sept. 24, 2010	Sept. 30, 2011	Sept. 24, 2010
Sales	$51,125	$48,193	$186,504	$175,668
Cost of Sales	37,453	35,408	134,365	131,201

Gross Profit	13,672	12,785	52,139	44,467
Operating Expenses:
Research and development, net	2,780	3,061	10,748	10,515
Sales and marketing	7,040	4,883	25,929	22,062
General and administrative	4,197	3,780	16,836	16,061
Amortization of intangible assets	456	604	1,992	2,470
Impairment and restructuring charges	1,060	—	1,060	3,388

Total Operating Expenses	15,533	12,328	56,565	54,496
Income (Loss) from operations	(1,861)	457	(4,426)	(10,029)
Non-operating income (expense):
Interest, net	(1)	(55)	22	(62)
Foreign exchange, net	496	(744)	(334)	1,618
Other, net	(92)	82	130	293

Net non-operating income (expense)	403	(717)	(182)	1,849
Income (loss) before taxes	(1,458)	(260)	(4,608)	(8,180)
Provision (benefit) for income taxes	(48)	(1,336)	98	(3,075)

Net Income (loss)	$(1,410)	$1,076	$(4,706)	$(5,105)

Net Income (loss) per share—basic	$(0.07)	$0.06	$(0.24)	$(0.27)
Net Income (loss) per share—diluted	$(0.07)	$0.06	$(0.24)	$(0.27)
Weighted average shares outstanding—basic	19,594	19,119	19,419	18,954
Weighted average shares outstanding—diluted	19,594	19,404	19,419	18,954

Planar Systems, Inc.

Consolidated Balance Sheets

(In thousands)

(unaudited)

	Sept. 30, 2011	Sept. 24, 2010
ASSETS
Cash	$22,231	$31,709
Accounts receivable, net	25,881	27,010
Inventories	42,967	33,397
Other current assets	4,587	3,924

Total current assets	95,666	96,040
Property, plant and equipment, net	4,265	5,347
Intangible assets, net	1,261	3,253
Other assets	4,110	3,794

	$105,302	$108,434

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	15,549	16,130
Current portion of capital leases	—	4
Deferred revenue	2,339	1,611
Other current liabilities	18,485	19,800

Total current liabilities	36,373	37,545
Other long-term liabilities	6,270	5,513

Total liabilities	42,643	43,058
Common stock	182,826	180,289
Retained earnings (deficit)	(118,096)	(112,886)
Accumulated other comprehensive loss	(2,071)	(2,027)

Total shareholders’ equity	62,659	65,376

	$105,302	$108,434

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, unaudited)

	For the three months ended
	Sept. 30, 2011	Sept. 24, 2010
Gross Profit:
GAAP Gross Profit	13,672	12,785

Share-based Compensation	15	21

Total Non-GAAP adjustments	15	21

NON-GAAP GROSS PROFIT	13,687	12,806

NON-GAAP GROSS PROFIT PERCENTAGE	26.8%	26.6%

Research and Development:
GAAP research and development expense	2,780	3,061

Share-based Compensation	(53)	(56)

Total Non-GAAP adjustments	(53)	(56)

NON-GAAP RESEARCH AND DEVELOPMENT EXPENSE	2,727	3,005

Sales and Marketing:
GAAP sales and marketing expense	7,040	4,883

Share-based Compensation	(154)	(63)

Total Non-GAAP adjustments	(154)	(63)

NON-GAAP SALES AND MARKETING EXPENSE	6,886	4,820

General and Administrative:
GAAP General and Administrative Expense	4,197	3,780
Share-based Compensation	(455)	(190)

Total Non-GAAP adjustments	(455)	(190)

NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSE	3,742	3,590

Operating Expenses:
GAAP Total Operating Expenses	15,533	12,328
Share-based Compensation	(662)	(309)
Amortization of intangible assets	(456)	(604)
Impairment and restructuring charges	(1,060)	—

Total Non-GAAP adjustments	(2,178)	(913)

NON-GAAP TOTAL OPERATING EXPENSES	13,355	11,415

Reconciliation of GAAP to Non-GAAP Financial Measures Continued

(In thousands, unaudited)

	For the three months ended
	Sept. 30, 2011	Sept. 24, 2010
Income (Loss) from Operations:
GAAP income (loss) from operations	(1,861)	457
Share-based Compensation	677	330
Amortization of intangible assets	456	604
Impairment and restructuring charges	1,060	—

Total Non-GAAP adjustments	2,193	934

NON-GAAP INCOME (LOSS) FROM OPERATIONS	332	1,391

Income (Loss) before taxes & EBITDA:
GAAP income (loss) before taxes	(1,458)	(260)
Share-based Compensation	677	330
Amortization of intangible assets	456	604
Impairment and restructuring charges	1,060	—
Foreign Exchange, net	(496)	744

Total Non-GAAP adjustments	1,697	1,678

NON-GAAP INCOME (LOSS) BEFORE TAXES	239	1,418

Depreciation	560	687

NON-GAAP EBITDA	799	2,105

Net Income (Loss):
GAAP Net Income (loss)	(1,410)	1,076
Share-based Compensation	677	330
Amortization of intangible assets	456	604
Impairment and restructuring charges	1,060	—
Foreign Exchange, net	(496)	744
Income tax effect of reconciling items	(72)	(1,479)

Total Non-GAAP adjustments	1,625	199

NON-GAAP NET INCOME (LOSS)	215	1,275

GAAP weighted average shares outstanding—basic	19,594	19,119
NON-GAAP weighted average shares outstanding—diluted	19,979	19,404
GAAP Net Income (Loss) per share—basic	$(0.07)	$0.06
Non-GAAP adjustments detailed above	0.08	0.01
NON-GAAP NET INCOME PER SHARE (basic)	$0.01	$0.07
GAAP Net Income (Loss) per share—diluted	$(0.07)	$0.06
Non-GAAP adjustments detailed above	0.08	0.01
NON-GAAP NET INCOME PER SHARE (diluted)	$0.01	$0.07

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, unaudited)

	For the twelve months ended
	Sept. 30, 2011	Sept. 24, 2010
Gross Profit:
GAAP Gross Profit	52,139	44,467

Share-based Compensation	59	162

Total Non-GAAP adjustments	59	162

NON-GAAP GROSS PROFIT	52,198	44,629

NON-GAAP GROSS PROFIT PERCENTAGE	28.0%	25.4%

Research and Development:
GAAP research and development expense	10,748	10,515

Share-based Compensation	(212)	(233)

Total Non-GAAP adjustments	(212)	(233)

NON-GAAP RESEARCH AND DEVELOPMENT EXPENSE	10,536	10,282

Sales and Marketing:
GAAP sales and marketing expense	25,929	22,062

Share-based Compensation	(534)	(472)

Total Non-GAAP adjustments	(534)	(472)

NON-GAAP SALES AND MARKETING EXPENSE	25,395	21,590

General and Administrative:
GAAP General and Administrative Expense	16,836	16,061
Share-based Compensation	(1,458)	(776)

Total Non-GAAP adjustments	(1,458)	(776)

NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSE	15,378	15,285

Operating Expenses:
GAAP Total Operating Expenses	56,565	54,496
Share-based Compensation	(2,204)	(1,481)
Amortization of intangible assets	(1,992)	(2,470)
Impairment and restructuring charges	(1,060)	(3,388)

Total Non-GAAP adjustments	(5,256)	(7,339)

NON-GAAP TOTAL OPERATING EXPENSES	51,309	47,157

Reconciliation of GAAP to Non-GAAP Financial Measures Continued

(In thousands, unaudited)

	For the twelve months ended
	Sept. 30, 2011	Sept. 24, 2010
Income (Loss) from Operations:
GAAP income (loss) from operations	(4,426)	(10,029)
Share-based Compensation	2,263	1,643
Amortization of intangible assets	1,992	2,470
Impairment and restructuring charges	1,060	3,388

Total Non-GAAP adjustments	5,315	7,501

NON-GAAP INCOME (LOSS) FROM OPERATIONS	889	(2,528)

Income (Loss) before taxes & EBITDA:
GAAP income (loss) before taxes	(4,608)	(8,180)
Share-based Compensation	2,263	1,643
Amortization of intangible assets	1,992	2,470
Impairment and restructuring charges	1,060	3,388
Foreign Exchange, net	334	(1,618)

Total Non-GAAP adjustments	5,649	5,883

NON-GAAP INCOME (LOSS) BEFORE TAXES	1,041	(2,297)

Depreciation	2,163	2,977

NON-GAAP EBITDA	3,204	680

Income (loss) from continuing operations:
GAAP net income (loss)	(4,706)	(5,105)
Share-based Compensation	2,263	1,643
Amortization of intangible assets	1,992	2,470
Impairment and restructuring charges	1,060	3,388
Foreign Exchange, net	334	(1,618)
Income tax effect of reconciling items	(7)	(2,214)

Total Non-GAAP adjustments	5,642	3,669

NON-GAAP NET INCOME (LOSS)	936	(1,436)

GAAP weighted average shares outstanding—basic	19,419	18,954
NON-GAAP weighted average shares outstanding—diluted	19,793	18,954
GAAP Net Income (Loss) per share—basic	$(0.24)	$(0.27)
Non-GAAP adjustments detailed above	0.29	0.19
NON-GAAP NET INCOME (LOSS) PER SHARE (basic)	$0.05	$(0.08)
GAAP Net Income (Loss) per share—diluted	$(0.24)	$(0.27)
Non-GAAP adjustments detailed above	$0.29	$0.19
NON-GAAP NET INCOME (LOSS) PER SHARE (diluted)	$0.05	$(0.08)